Exhibit 5.1

October 15, 2026

XCF Global, Inc.

3040 Post Oak Blvd.

Floor 18, Suite 164

Houston, TX 77056

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to XCF Global, Inc., a Delaware corporation (“XCF Global” or the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-4 (the “462(b) Registration Statement”) The 462(b) Registration Statement incorporates by reference the Company’s Registration Statement on Form S-4 (File No. 333-296774) initially filed with the Commission on June 15, 2026 under the Securities Act, as amended on July 14, 2026 and July 27, 2026, which was declared effective by the Commission on July 31, 2026 (the “Initial Registration Statement” and, together with the 462(b) Registration Statement, the “Registration Statement”). The 462(b) Registration Statement relates to the proposed issuance of up to an additional 41,397,281 shares of common stock, par value $0.0001 per share, of the Company (the “Shares” or the “Securities”), issuable in connection with the Business Combination Agreement, dated as of April 13, 2026 (as amended on September 14, 2026, as it may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”), by and among XCF Global, DevvStream Corp., an Alberta corporation (“DevvStream”), Southern Energy Renewables Inc., a Louisiana corporation (“Southern Energy”), DevvStream Merger Sub Inc., a Delaware corporation (“DevvStream Merger Sub”) and Southern Merger Sub Inc., a Delaware corporation (“Southern Energy Merger Sub” and, together with DevvStream Merger Sub, the “Merger Subs”).

This opinion letter is being furnished in accordance with the requirements of Item 60l(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, resolutions, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation: (i) the Registration Statement; (ii) the Business Combination Agreement; (iii) the Amended and Restated Certificate of Incorporation of XCF Global in the form incorporated by reference as Exhibit 3.1 to the Registration Statement; (iv) the form of certificate of merger to be filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) prior to the issuance of the Shares pursuant to the Business Combination Agreement (the “DevvStream Merger Certificate”); (v) the form of certificate of merger to be filed with the Delaware Secretary of State prior to the issuance of the Shares pursuant to the Business Combination Agreement (the “Southern Energy Merger Certificate” and collectively with the DevvStream Merger Certificate, the “Merger Certificates”); and (vi) a certificate of the Delaware Secretary of State certifying as to the formation and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”). In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Paul Hastings LLP | 600 Travis Street | 58th Floor | Houston, TX 77002
t: +1.713.860.7300 | www.paulhastings.com

XCF Global, Inc.

October 15, 2026

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (x) that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (xi) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (xii) that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”). As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Securities have been duly authorized by all necessary corporate action on the part of the Company.

2. When, (i) the Merger Certificates have been filed and accepted, and (ii) the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, the Shares will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the DGCL, as in effect on the date of this opinion letter. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the 462(b) Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP